ADDENDUM TO THE MANAGEMENT AND CONSULTING AGREEMENT

This Addendum to the Management and Consulting Agreement ("Agreement") is made and entered into on May 28, 2002 ("Effective Date") by and between FinancialContent, Inc., a Delaware corporation ("Company") and SharpManagement, LLC, a Delaware LLC ("SharpManagement"). Any previously executed Addendums to the Management and Consulting Agreement between the parties are hereby null and void.

Whereas, the Company and SharpManagement executed a Management and Consulting Agreement ("Agreement") on May 17, 2000, whereby SharpManagement provided services to the Company in exchange for a monthly fee and common stock of the Company;

Whereas, the one-year term under the Agreement expired on January 10, 2001, and wanting to continue the relationship, the Company and SharpManagement executed an Addendum to Management and Consulting Agreement which extended the Agreement for one year and restated the compensation payable to SharpManagement;

Whereas, the Addemendum to Management and Consulting Agreement expired on January 10, 2002, and SharpManagement has continued to provide services to the Company under the Addendum and the Company has continued to accept such services;

Whereas, the Company and SharpManagement desire to extend the Agreement for an additional one-year term subject to the restated terms set forth below:

Now   therefore,   in   consideration   duly  noted  herein,   the  Company  and
SharpManagement (collectively the "Parties") agree as follows:

All terms and conditions of the Agreement (attached hereto) entered into on May 17, 2000, shall be adopted and shall be given continuity to this Addendum, excluding the terms and conditions under paragraphs 2 and 4, and Exhibit A, which shall be modified as follows:

2. Compensation. The Company shall pay SharpManagement $5,000.00 per month for the term of the one-year extension period retroactive to January
         10, 2002..............

4. Term. This Addendum shall begin with the Effective Date of January 10, 2002 and shall continue for one year from such date. The term shall not automatically renew.............

Exhibit A.

DESCRIPTION OF SERVICES


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Responsibilities  as CSO.  Shaw  shall  have all  responsibilities  as the Chief
Strategy Officer of the Company. These responsibilities shall include, but shall not be limited to, the following:

Shaw shall assist in setting overall objectives, approving plans and programs of operation, shall advise on matter of mergers, acquisitions, consolidations, financing, and shall advise on and assist with formulating general operating policies.

..................

Company:                                    SharpManagement:
FinancialContent, Inc.                      533 Airport Blvd., Suite 400
199 California Drive, Suite 207             Burlingame, CA 94010
Millbrae, CA 94030


By: /s/ Wing Yu                     By: /s/ Wilfred Shaw
    ----------------------              ---------------------------------
        Wing Yu, CEO                        Wilfred Shaw, Managing Member